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                                                                     EXHIBIT 4.2




                          REGISTRATION RIGHTS AGREEMENT
                           Dated as of August 12, 2002
                                  by and among

                            Ziff Davis Holdings Inc.,

                             Ziff Davis Media Inc.,

                                       and

                  The Guarantors set forth on Schedule A hereto



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     This Registration Rights Agreement (this "Agreement") is made and entered into as of August 12, 2002 by and among Ziff Davis Holdings Inc. a Delaware corporation ("Parent"), Ziff Davis Media Inc., a Delaware corporation (the "Issuer" and together with Parent, the "Company") and the respective subsidiaries of Parent and the Issuer listed on Schedule A (the "Guarantors").

     This Agreement is made in connection with the Company's offer to exchange $250.0 million 12% Series B Senior Subordinated Notes due 2010 (the "Old Notes") for cash (other than Willis Stein who received Series D Preferred Stock and Equity Sponsor Warrants), Series A Notes, Series E Preferred Stock and Senior Subordinated Note Warrants (the "Exchange Consideration"), pursuant to the terms and conditions set forth in the offering memorandum, solicitation of releases, consents and acceptances of the disclosure statement, dated June 17, 2002, (the "Offering Memorandum and Disclosure Statement"). In order to induce the holders of Old Notes to exchange their Old Notes for the Exchange Consideration, the Company has agreed to provide the registration rights set forth in this Agreement.

     The parties hereby agree as follows:

SECTION 1.      DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act: The Securities Act of 1933, as amended.

     Affiliate: As defined in Rule 144 of the Act.

     Broker-Dealer: Any broker or dealer registered under the Exchange Act.

     Business Day: A day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States.

     Closing Date: August 12, 2002.

     Commission: The Securities and Exchange Commission.

     Common Stock: Parent's common stock, par value $0.01.

     Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof, (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer for the

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Series A Notes, or (d) the delivery by the Company to the Series E Holders of shares of Series E-1 Preferred Stock in the same aggregate liquidation preference amount as the aggregate liquidation preference amount of shares of Series E Preferred Stock tendered by such Series E Holders thereof pursuant to the Exchange Offer for the Series E Preferred Stock.

     Dividend Payment Date: March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2002.

     Equity Sponsor Warrants: Parent's warrants issued to Willis Stein, each representing the right to purchase one share of the Company's Common Stock at an exercise price of $0.001.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Exchange Consummation Deadline: As defined in Section 3(b) hereof.

     Exchange Effectiveness Deadline: As defined in Section 3(a) hereof.

     Exchange Filing Deadline: As defined in Section 3(a) hereof.

     Exchange Offer: The exchange and issuance by the Company of (a) a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes or (b) shares of Series E-1 Preferred Stock (which shall be registered pursuant to the Exchange Offer Registration Statement) with a liquidation preference amount equal to the outstanding liquidation preference amount of shares of Series E Preferred Stock, that are tendered by such Holders in connection with such exchange and issuance.

     Exchange Offer Registration Statement: The Registration Statements relating to the respective Exchange Offers, including the related Prospectuses, for the Series A Notes and Series E Preferred Stock, which may be included in a single document.

     Exchange Securities: The Series B Notes and Series E-1 Preferred Stock.

     Exempt Resales: The transactions in which the Holders propose to sell Transfer Restricted Securities to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, to certain "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Act and pursuant to Regulation S under the Act.

     Fifth Amended and Restated Charter: The Fifth Amended and Restated Certificate of Incorporation of Ziff Davis Holdings Inc.

     Holders: As defined in Section 2 hereof.

     Indenture: The indenture governing the Series A Notes and Series B Notes.

     Initial Public Offering. A firm commitment underwritten offering registered under the Act generating net cash proceeds of at least $50.0 million and resulting in the Common Stock

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becoming registered under the Exchange Act.

     Interest Payment Date: February 15 and August 15 of each year beginning February 15, 2003.

     Liquidated Damages: The Series A Liquidated Damages and Series E Liquidated Damages.

     Named Holder: As defined in Section 7(c)(iii) hereof.

     Person: Means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     Piggyback Registration: As defined in Section 5(a) hereof.

     Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Recommencement Date: As defined in Section 7(d) hereof.

     Registration Default: As defined in Section 6 hereof.

     Registration Expenses. As defined in Section 8(a) hereof.

     Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer, (b) the registration for resale of the Series A/E Restricted Securities pursuant to the Shelf Registration Statement or (c) the registration of Senior Warrant Common Stock pursuant to a Piggyback Registration involving an underwritten offering, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Regulation S: Regulation S promulgated under the Act.

     Rule 144: Rule 144 promulgated under the Act.

     Senior Subordinated Note Warrants. The Company's warrants issued to the holders of Series A Notes pursuant to the Offering Memorandum and Disclosure Statement, each representing the right to purchase one share of the Company's Common Stock at an exercise price of $0.001.

     Senior Warrant Common Stock: The Company's Common Stock issued upon exercise of

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the Senior Subordinated Note Warrants.

     Senior Warrant Holder: Any holder of Senior Subordinated Note Warrants.

     Series A/E Restricted Securities: The Series A Notes and the Series E Preferred Stock.

     Series A Liquidated Damages: Upon the occurrence of a Registration Default, the Issuer and the Guarantors shall pay liquidated damages to each Series A Note Holder, with respect to the first 90-day period immediately following the occurrence of the first such Registration Default in an amount equal to 0.50% per annum over the stated rate for the Series A Notes. The amount of liquidated damages will increase by an additional 0.50% over the stated rate for the Series A Notes per annum at the beginning of each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of 1.00% per annum over the stated rate of the Series A Notes.

     Series A Note Holder: Any holder of Series A Notes.

     Series A Notes: The Issuer's senior subordinated compounding notes due 2009 issued pursuant to the Indenture as contemplated by the Offering Memorandum and Disclosure Statement.

     Series B Notes: The Issuer's senior subordinated compounding notes due 2009 to be issued pursuant to the Indenture: (i) in the Exchange Offer relating to the Series A Notes or (ii) as contemplated by Section 4 hereof.

     Series D Preferred Stock: Parent's series D redeemable preferred stock, with $1,000 liquidation preference per share and which accrues a dividend quarterly at a rate of 22% per annum.

     Series E Liquidated Damages: Upon the occurrence of a Registration Default, the Issuer and the Guarantors shall pay liquidated damages to each Series E Holder, with respect to the first 90-day period immediately following the occurrence of the first such Registration Default in an amount equal to 0.50% per annum over the stated dividend rate for the Series E Preferred Stock. The amount of liquidated damages will increase by an additional 0.50% over the stated rate for the Series E Preferred Stock per annum at the beginning of each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of 1.00% per annum over the stated rate of the Series E Preferred Stock.

     Series E Holder: Any holder of Series E Preferred Stock.

     Series E Preferred Stock: Parent's series E redeemable preferred stock, with $1,000 liquidation preference per share and which accrues a dividend quarterly at a rate of 10% per annum.

     Series E-1 Preferred Stock: Parent's series E redeemable preferred stock, with $1,000 liquidation preference per share and which accrues a dividend quarterly at a rate of 10% per

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annum to be issued pursuant to the Fifth Amended and Restated Charter: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

     Shelf Effectiveness Deadline: As defined in Section 4(a) hereof.

     Shelf Filing Deadline: As defined in Section 4(a) hereof.

     Shelf Registration Statement: As defined in Section 4(a) hereof.

     Suspension Notice: As defined in Section 7(d) hereof.

     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

     Transfer Restricted Securities: Each (A) Series A Note, until the earliest to occur of (i) the date on which such Series A Note has been exchanged by a Person other than a Broker-Dealer for a Series B Note in the Exchange Offer;
(ii) following the exchange by a Broker-Dealer in the Exchange Offer of a Series A Note for a Series B Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus; (iii) the date on which such Series A Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement (and the purchasers thereof have been issued Series B Notes) or (iv) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Act, (B) share of Series E Preferred Stock, until the earliest to occur of (i) the date on which such share of Series E Preferred Stock has been exchanged by a Person other than a Broker-Dealer for a share of Series E-1 Preferred Stock in the Exchange Offer; (ii) following the exchange by a Broker-Dealer in the Exchange Offer of a share of Series E Preferred Stock for a share of Series E-1 Preferred Stock, the date on which such share of Series E-1 Preferred Stock is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus; (iii) the date on which such share of Series E Preferred Stock has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement (and the purchasers thereof have been issued shares of Series E-1 Preferred Stock) or (iv) the date on which such share of Series E Preferred Stock is distributed to the public pursuant to Rule 144 under the Act and (C) share of Senior Warrant Common Stock, until the earliest to occur of (i) the date on which such Senior Warrant Common Stock has been effectively registered under the Act or (ii) the date on which such Senior Warrant Common Stock is distributed to the public pursuant to Rule 144 under the Act.

     Willis Stein: Certain investment funds managed by Willis Stein & Partners Management III, L.L.C.

SECTION 2.      HOLDERS

     A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder"), whenever such Person owns Transfer Restricted Securities.

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SECTION 3.      REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permitted by applicable federal law or Commission policy, the Company and the Guarantors shall (i) use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be filed with the Commission on or prior to 45 days after the Closing Date (such 45/th/ day being the "Exchange Filing Deadline"), (ii) use their respective reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission on or prior to 105 days after the Closing Date (such 105/th/ day being the "Exchange Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, and (B) file, if applicable, an Exchange Offer Registration Statement, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and, within the time period set forth in Section 3(b) hereof, Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Securities to be offered in exchange for the Series A/E Restricted Securities and (ii) resales of the Exchange Securities by Broker-Dealers that tendered into the Exchange Offer Series A/E Restricted Securities that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A/E Restricted Securities acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) hereof.

     (b) The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated within 30 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission (such 30/th/ day being the "Exchange Consummation Deadline").

     (c) The Company shall indicate in the "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Series A/E Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Series A/E Restricted Securities acquired directly from the Company or any Affiliate of the Company), may exchange such Series A/E Restricted Securities pursuant to the Exchange Offer.

     Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Securities received by such Broker-Dealer in the Exchange Offer, the Company and Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus

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delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Securities by Broker-Dealers, the Company and the Guarantors agree to use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 7(a) and Section 7(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Exchange Consummation Deadline (provided the Company has received written notice from any Broker-Dealer within 5 Business Days after the Exchange Consummation Deadline) or such shorter period as will terminate when all Series A/E Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request.

SECTION 4.      SHELF REGISTRATION

     (a) Shelf Registration. If (i) the Company and the Guarantors are not (A) required to file the Exchange Offer Registration Statement or (B) permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) if any Holder of Series A/E Restricted Securities shall notify the Company prior to the 5/th/ Business Day following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A/E Restricted Securities acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall:

     (x) use their reasonable best efforts to cause to be filed, on or prior to 90 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause
(a)(i) of this Section 4 and (ii) the date on which the Company receives the notice specified in clause (a)(ii) of this Section 4, (such 90th day after the earlier date, the "Shelf Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement"), relating to all Series A/E Restricted Securities, and

     (y) use their respective reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Shelf Filing Deadline (such 90/th/ day the "Shelf Effectiveness Deadline").

         If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) hereof, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) of this Section 4), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) of this Section 4;

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provided that, in such event, the Company shall remain obligated to meet the
Shelf Effectiveness Deadline set forth in clause (y) of this Section 4.

     To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Series A/E Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 7(b)(ii) hereof, the Company and the Guarantors shall use their respective reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 7(b) and Section (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the second anniversary of the Closing Date, or such shorter period as will terminate when all Series A/E Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Series A/E Restricted Securities may include any of its Series A/E Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or Item 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Series A/E Restricted Securities shall be entitled to liquidated damages pursuant to
Section 6 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.      PIGGYBACK REGISTRATIONS

     (a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Act after the consummation of an Initial Public Offering (except in connection with any public offering consummated in connection with the Exchange Offer), and the registration form to be used may be used for the registration of Senior Warrant Common Stock (a "Piggyback Registration"), the Company shall give prompt written notice to all Senior Warrant Holders and holders of Senior Warrant Common Stock of its intention to effect such a registration and, subject to the terms of the paragraphs 5(c) and 5(d) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Senior Warrant Common Stock with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

     (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company (such price range shall be determined by the

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Company in its sole discretion), the Company shall include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Senior Warrant Common Stock requested to be included in such registration, pro rata among the holders of such Senior Warrant Common Stock on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

     (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall included in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Senior Warrant Common Stock requested to be included in such registration, pro rata among the holders of such Senior Warrant Common Stock on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

SECTION 6.      LIQUIDATED DAMAGES

     If (i) any Exchange Offer Registration Statement or Shelf Registration Statement required by this Agreement is not filed with the Commission on or prior to the Exchange Filing Deadline or the Shelf Filing Deadline, as applicable, (ii) any such registration statement has not been declared effective by the Commission on or prior to the Exchange Effectiveness Deadline or the Shelf Effectiveness Deadline, as applicable, (iii) the Exchange Offer has not been Consummated on or prior to the Exchange Consummation Deadline or (iv) any Exchange Offer Registration Statement or Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Series A/E Restricted Securities affected thereby Liquidated Damages; provided that the Company and the Guarantors shall in no event be required to pay Liquidated Damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Liquidated Damages payable with respect to the Series A/E Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

     All accrued Series A Liquidated Damages shall be paid to the Series A Note Holders

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entitled thereto, in the manner provided for the payment of interest in the
Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Series A Notes. All accrued Series E Liquidated Damages shall be paid to the Series E Holders entitled thereto, in the manner provided for the payment of dividends in the Fifth Amended and Restated Charter, on each Dividend Payment Date. Notwithstanding the fact that any securities for which Liquidated Damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay Liquidated Damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 7.      REGISTRATION PROCEDURES

     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 7(c) hereof, (y) use their respective reasonable best efforts to effect such exchange and to permit the resale of Exchange Securities by Broker-Dealers that tendered in the Exchange Offer Series A/E Restricted Securities that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Series A/E Restricted Securities acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

          (i) As a condition to its participation in the Exchange Offer, each Holder of Series A/E Restricted Securities (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company, the Issuer and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Exchange Securities shall acknowledge and agree that, if the resales are of Exchange Securities obtained by such Holder in exchange for Series A/E Restricted Securities acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item

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     508, as applicable, of Regulation S-K.

          (ii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993 and (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities received in the Exchange Offer.

     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall (i) comply with all the provisions of Section 7(c) hereof and use their respective reasonable best efforts to effect such registration to permit the sale of the Series A/E Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Series A/E Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and (ii) issue, upon the request of any Holder or purchaser of Series A/E Restricted Securities covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Series A/E Restricted Securities sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Securities on the Shelf Registration Statement for this purpose and issue the Exchange Securities to the purchasers of securities subject to the Shelf Registration Statement in the names as such purchasers shall designate.

     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

          (i) use their respective reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or Section 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein
     (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or
     (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable.

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or Section 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise each Holder named in such Registration Statement as a selling security holder (each a "Named Holder") promptly and, if requested by such Named Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
     (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company and the Guarantors shall use their respective best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) subject to Section 7(c)(i) hereof, if any fact or event contemplated by Section 7(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v) furnish to each Named Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (excluding, unless otherwise requested by such Named Holder, documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Named Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Named Holders shall reasonably object within five Business Days after the receipt thereof. A Named Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

          (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Named Holder in connection with such exchange or sale, if any, make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Named Holders may reasonably request;

          (vii) make available, at reasonable times, for inspection by each Named Holder and any attorney or accountant retained by such Named Holders, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Named Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness (subject in all cases to such Persons agreeing to keep such information confidential);

          (viii) if requested by any Named Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Named Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (ix) furnish to each Named Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (x) deliver to each Named Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Named Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (xi) in a Piggyback Registration that is an underwritten primary registration on behalf of the Company, to enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Senior Warrant Common Stock pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement.

          (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Named Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Named Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Named Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Named Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

          (xiv) use their respective reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

          (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted

     Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

          (xvi) otherwise use their respective reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

          (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Exchange Offer Registration Statement or Shelf Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Named Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

     (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 7(c)(iii)(C) hereof or any notice from the Company of the existence of any fact of the kind described in Section 7(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 7(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that were current at the time of receipt of the Suspension Notice.

SECTION 8.       REGISTRATION EXPENSES

     (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or Blue Sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and the Guarantors and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company, and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

     (b) In connection with each Registration Statement, the Company and the Guarantors will reimburse the Named Holders for the reasonable fees and disbursements of not more than one counsel chosen by the Named Holders of a majority of the Transfer Restricted Securities included in such registration voting as single class.

     (c) To the extent Registration Expenses are not required to be paid by the Company, each Named Holder of securities included in any Registration Statement hereunder shall pay those Registration Expenses allocable to the registration of such Named Holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such Registration Statement in proportion to the aggregate selling price of the securities to be so registered.

SECTION 9.       INDEMNIFICATION

     (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Named Holder, its directors, officers and each Person, if any, who controls such Named Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission that is based upon information relating to any Named Holder furnished in writing to the Company by any such Named Holder expressly for use in such Registration Statement or Prospectus.

     (b) Each Named Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Named Holder furnished in writing to the Company by such Named Holder expressly for use in any Registration Statement or Prospectus. In no event shall any Named Holder, its directors, officers or any Person who controls such Named Holder be liable or responsible for any amount in excess of the amount by which the net amount received by such Named Holder with respect to its sale of the Company's securities pursuant to a Registration Statement exceeds (i) the amount paid by such Named Holder for such securities and (ii) the amount of any damages that such Named Holder, its directors, officers or any Person who controls such Named Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or Section 9(b) hereof (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying person") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 9(a) and 9(b) hereof, a Named Holder shall not be required to assume the defense of such action pursuant to this Section 9(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Named Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Named Holders, in the case of the parties indemnified pursuant to Section 9(a) hereof, and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 9(b) hereof. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent that the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Named Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 9(d)(i) hereof is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Named Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Named Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Named Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in
Section 9(b) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company, the Guarantors and each Named Holder agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Named Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 9, no Named Holder, its directors, its officers or any Person, if any, who controls such Named Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net amount received by such Named Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Named Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Named Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Named Holders' obligations to contribute pursuant to this Section 9(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Named Holder hereunder and not joint.

SECTION 10.      RULE 144A AND RULE 144

     The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 11.      MISCELLANEOUS

     (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Section 3, Section 4 and Section 5 hereof may result in material irreparable injury to the Holders or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Holders or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantor's obligations under Section 3, Section 4 and Section 5 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless: (i) in the case of Section 6 hereof, the Company has obtained the written consent of Holders of at least
66 2/3% of the outstanding principal amount of the Series A Notes and Series E Preferred Stock, each voting as a separate class; (ii) in the case this Section 11(c)(i), the Company has obtained the written consent of Holders of at least
66 2/3% of the outstanding principal amount of the (A) Series A Notes, (B) Series E Preferred Stock and (C) Senior Warrant Common Stock, each voting as a separate class; and (iii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of the (A) Series A Notes, (B) Series E Preferred Stock and (C) Senior Warrant Common Stock, each voting as a separate class. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of the Series A Notes and Series E Preferred Stock, each voting as a separate class, subject to such Exchange Offer.

     (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii)   if to the Company or the Guarantors:

                        Ziff Davis Holdings Inc.
                        28 East 28/th/ Street
                        New York, NY 10016
                        Telecopier No.: (212) 503-3550
                        Attention: Chief Financial Officer


                        With a copy to:

                        Kirkland & Ellis
                        200 East Rudolph Drive
                        Chicago, Illinois  60601
                        Telecopier No.: (312) 861-2200
                        Attention: John A. Weissenbach

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Offering Memorandum and Disclosure Statement, the Indenture or the Fifth Amended and Restated Charter. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        ZIFF DAVIS HOLDINGS INC.


                                        /s/ Bart W. Catalane
                                        -------------------------------------
                                        By:
                                           Name:    Bart W. Catalane
                                           Title:   Chief Operating Officer and
                                                    Chief Financial Officer

                                        ZIFF DAVIS MEDIA INC.


                                        /s/ Bart W. Catalane
                                        -------------------------------------
                                        By:
                                           Name:    Bart W. Catalane
                                           Title:   Chief Operating Officer and
                                                    Chief Financial Officer



                                        GUARANTORS:
                                           Ziff Davis Intermediate Holdings Inc.
                                           Ziff Davis Publishing Holdings Inc.
                                           Ziff Davis Publishing Inc.
                                           Ziff Davis Development Inc.
                                           Ziff Davis Internet Inc.



                                        /s/ Bart W. Catalane
                                        -------------------------------------
                                        By:
                                           Name:    Bart W. Catalane
                                           Title:   Chief Operating Officer and
                                                    Chief Financial Officer

                                   Schedule A

                                   Guarantors

Ziff Davis Intermediate Holdings Inc.
Ziff Davis Publishing Holdings Inc.
Ziff Davis Publishing Inc.
Ziff Davis Development Inc.
Ziff Davis Internet Inc.